Exhibit 5.1

Stevens & Lee
A PA Professional Corporation
 600 College Road East
Suite 4400
Princeton, NJ 08540
(609) 243-9111 Fax (609) 243-9333
www.stevenslee.com

July 12, 2004

deCODE genetics, Inc.
Sturlugata 8
Reykjavik, Iceland

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a Registration Statement on Form S-3 (as it may be amended from time to time, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration for resale from time to time of an aggregate of $150,000,000 principal amount of the 3.5% Senior Convertible Notes Due 2011 (the "Notes") and 10,714,286 shares of common stock, $.001 par value per share, issuable upon conversion of the Notes (together with an indeterminate number of shares of common stock issuable upon conversion of the Notes by means of adjustment to the conversion price applicable thereto, the "Shares," and collectively with the Notes, the "Securities"), of deCODE genetics, Inc., a Delaware corporation (the "Company"). All of the Securities are being registered on behalf of, and will be offered and sold by, the selling securityholders named in the Registration Statement (the "Selling Securityholders"). The Notes were issued pursuant to the Indenture dated April 14, 2004 between the Company and The Bank of New York.

        For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. In our examination of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

        Based upon and subject to the foregoing, we are of the opinion that: (i) the Notes have been duly authorized and are legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and equitable principles of general applicability; and (ii) the Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable.

        We express no opinion with respect to any law other than the laws of the State of New York as they apply to the legality, validity, binding nature and enforceability of the Notes, the Delaware General Corporation Law and United States federal laws.

        This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose. It may not be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

July 12, 2004

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The opinions set forth herein are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm's name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                      Very truly yours,
                      STEVENS & LEE
                      A PA                       PROFESSIONAL CORPORATION
                      /s/ Stevens & Lee, P.C.